AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     AMENDMENT NO. 2, dated as of March 5, 1997, to the Employment Agreement, dated as of January 3, 1995 (as previously amended by the Amendment to Employment Agreement dated as of May 17, 1995, the "Employment Agreement") by and among Finlay Enterprises, Inc., a Delaware corporation, Finlay Fine Jewelry Corporation, a Delaware corporation, and Arthur E. Reiner (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto mutually desire to amend certain provisions of the Employment Agreement;

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. The provisions of Section 1 of the Employment Agreement shall be amended so that the ending date is January 31, 2001.

     2. The provisions of Section 5(b) of the Employment Agreement shall be amended so that the following sentence is inserted at the end of said paragraph:

     "The Company shall pay additional compensation to the Executive to hold him harmless from any income taxes he may owe as a result of the premiums paid by the Company with respect to any and all life insurance provided under this paragraph and as a result of such additional compensation."

     3. The existing provisions of Section 6 of the Employment Agreement shall become a sub-paragraph (a) of such Section and a new sub-paragraph (b) added as follows:

     "(b) In addition to expenses reimbursable pursuant to paragraph (a) above, the Company shall reimburse Executive for the use, for business purposes, of an automobile purchased by or leased to him, including all expenses of purchase, lease, operation, maintenance and insurance thereof, in the amount of up to $15,000 per year."



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     4. Section 7(b) of the Employment Agreement shall be, and hereby is amended so that the reference (appearing on the eighteenth line of such Section) to "7.92%" shall be modified effective as of the date hereof to "6.92%". The parties agree that a corresponding change shall be made to the interest rate reference in the Note.

     5. Except as amended hereby, the Employment Agreement shall remain in full force and effect, without change or modification. The Employment Agreement, together with this Amendment No. 2 and the other documents referred to in the Employment Agreement, is intended by the parties as a final expression of their agreement and understanding in respect of the subject matter contained herein and therein. The Employment Agreement, this Amendment No. 2 and such other documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

     6. This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7. Terms defined in the Employment Agreement and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

     8. This Amendment No. 2 to Employment Agreement shall become effective upon the receipt of all required third-party consents, including, without limitation:
(a) consent under the Amended and Restated Credit Agreement, dated as of March 28, 1995, as amended, among the Parent, Finlay, General Electric Capital Corporation, individually and as agent for the lenders named therein (the "Lenders") and the Lenders, as amended; and (b) consent under the Amended and Restated Stockholders' Agreement, dated as of March 6, 1995, among the Parent and certain stockholders of the Parent.




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     IN WITNESS WHEREOF,  the parties hereto have signed this Amendment No. 2 as of the day and year first above written.





                                         /s/ Arthur E. Reiner
                                         --------------------
                                         Arthur E. Reiner


                                         FINLAY ENTERPRISES, INC.


                                         By /s/ Barry Scheckner
                                            ----------------------------
                                            Name:  Barry Scheckner
                                            Title: Senior Vice President


                                         FINLAY FINE JEWELRY CORPORATION


                                         By /s/ Barry Scheckner
                                            ----------------------------
                                            Name:  Barry Scheckner
                                            Title: Senior Vice President